EFFECTIVE N OVE MBER 8, 2012 THE
COMPANYS NAME CHANGED TO KALNORTH
GOLD MINES LTD.

Exhibit A to Deposit Agreement

No.
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents ten (10) deposited Shares)


THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES
WITHOUT PAR VALUE OF
CARRICK GOLD LIMITED (ACN 100
405 954)
(INCORPORATED UNDER THE
LAWS OF
THE COMMONWEALTH OF
AUSTRALIA)


The Bank of New York as depositary
(hereinafter called the Depositary), hereby certifies that _____________, or registered assigns IS THE OWNER
OF_____________

AMERICAN DEPOSITARY SHARES

representing deposited ordinary shares
(herein called Shares) of Carrick Gold
Limited, incorporated under the laws of the Commonwealth of Australia (herein called the Issuer). At the date hereof, each American Depositary Share represents ten
Shares which are either deposited or subject to deposit under the deposit agreement at the principal Melbourne, Victoria, Australia office of Australia and New Zealand
Banking Group Limited, Level 25, 530
Collins Street, Melbourne, Victoria,
Australia, 3001 and the principal Melbourne, Victoria, Australia office of the National
Australia Bank Limited, 271 Collins Street
Melbourne, VIC Australia  3000, (herein
collectively called the Custodian).  The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office.  Its Corporate
Trust Office is located at 101 Barclay Street,
New York, N.Y. 10286, and its principal
executive office is located at One Wall
Street, New York, N.Y. 10286.

THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286


1.	THE DEPOSIT AGREEMENT.
	This American Depositary Receipt is
one of an issue (herein called Receipts), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of _____________,
2006 (herein called the Deposit Agreement), by and among the Issuer, the Depositary, and all Owners and holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The
Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called
Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the
Custodian.

	The statements made on the face and
reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit
Agreement, to which reference is hereby
made. Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
	Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary
Shares for which this Receipt is issued.
Delivery of such Deposited Securities may be made by (a) the electronic transfer of Deposited Securities through the facilities of CHESS or otherwise, or delivery of documents of, or other instruments evidencing, title as may be required under the Issuers Constitution or applicable law or regulation, in the name of such Owner or as ordered by him and (b) by the delivery of any other securities, property and cash to which such Owner is then entitled in respect of this Receipt. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.
Notwithstanding any other provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only for (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the
Receipts or to the withdrawal of the
Deposited Securities.

3.	TRANSFERS, SPLITUPS, AND
COMBINATIONS OF RECEIPTS.
	The transfer of this Receipt is
registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, splitup, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the depositor of the Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such reasonable procedures, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt.

	The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding
Receipts generally may be suspended,
during any period when the transfer books of the Depositary or the Issuer are closed, or if any such action is deemed necessary or advisable by the Depositary or the Issuer at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to Article (22) hereof. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares that, if sold by the Owner thereof in the United States, would be required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4.	LIABILITY OF OWNER FOR
TAXES.
	If any tax or other governmental
charge shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary. The
Depositary may, and upon receipt of
instructions from the Issuer shall, refuse to effect any transfer of such Receipt (or any splitup or combination thereof) or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell, for the account of the Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner hereof shall remain liable for any deficiency.

5.	WARRANTIES OF
DEPOSITORS.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant
that such Shares and each certificate or other evidence of title therefor, if applicable, are validly issued, fully paid, nonassessable and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the Shares deposited by that person are not Restricted Securities and that the deposit of such Shares and the sale of Receipts evidencing American Depositary
Shares representing such Shares by that
person are not restricted under the Securities
Act of 1933.  Such representations and
warranties shall survive the deposit of Shares and issuance of Receipts.

6. 	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
	Any person presenting Shares for
deposit or any Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Issuer or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the
Depositary may deem necessary or proper or as the Issuer may reasonably require by written request to the Depositary. The
Depositary may, and at the reasonable
written request of the Issuer shall, withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. Upon written request of the Issuer, the Depositary shall deliver to the Issuer copies of the documents or instruments delivered to the Depositary or any of its agents pursuant to Section 3.1 of the Deposit Agreement. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in Australia which is then performing the function of the regulation of currency exchange.

7.	CHARGES OF DEPOSITARY.
	The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Issuer or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3 of the Deposit Agreement), or by Owners, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Issuer or Foreign
Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the Deposit Agreement,
(3) such cable, telex and facsimile
transmission expenses as are expressly
provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American
Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3, 4.3 or 4.4, and the surrender of Receipts pursuant to Section
2.5 or 6.2 of the Deposit Agreement, (6) a fee of $.02 or less per American Depositary
Share (or portion thereof) for any cash
distribution made pursuant to the Deposit
Agreement including, but not limited to
Sections 4.1 through 4.4 thereof, (7) a fee for the distribution of securities pursuant to
Section 4.2 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American
Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (7) treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under clause (6), a fee of $.02 or less per American Depositary Share (or portion thereof) for depositary services, which will accrue on the last day of each calendar year and which will be payable as provided in clause (9) below and (9) any other charge payable by the Depositary, any of the Depositarys agents, including the Custodian, or the agents of the Depositarys agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.6 of the Deposit
Agreement and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

	The Depositary, subject to Article (8)
hereof, may own and deal in any class of securities of the Issuer and its affiliates and in Receipts.

8.	PRERELEASE OF RECEIPTS.
	Unless requested in writing by the
Issuer to cease doing so, the Depositary may, notwithstanding Section 2.3 of the Deposit Agreement, execute and deliver
Receipts prior to the receipt of Shares
pursuant to Section 2.2 of the Deposit
Agreement (PreRelease).  The Depositary
may, pursuant to Section 2.5 of the Deposit
Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been PreReleased, whether or not such cancellation is prior to the termination of such PreRelease or the Depositary knows that such Receipt has been PreReleased.
The Depositary may receive Receipts in lieu of Shares in satisfaction of a PreRelease.
Each PreRelease will be (a) preceded or
accompanied by a written representation
from the person to whom Receipts are to be delivered, that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American Depositary Shares which are outstanding at any time as a result of PreReleases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

	The Depositary may retain for its
own account any compensation received by it in connection with the foregoing.

9.	TITLE TO RECEIPTS.
	It is a condition of this Receipt and
every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Depositary and the Issuer, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute Owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes, and neither the Depositary nor the Issuer shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt unless such holder is the Owner thereof.

10.	VALIDITY OF RECEIPT.
	This Receipt shall not be entitled to
any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.

11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
	The Issuer currently furnishes the
Securities and Exchange Commission
(hereinafter called the Commission) with certain public reports and documents required by foreign law or otherwise under Rule 12g32(b) under the Securities
Exchange Act of 1934.  Such reports and
communications will be available for
inspection and copying at the public
reference facilities maintained by the
Commission located at 100 F Street, N.E.,
Washington, D.C. 20549.

	The Depositary will make available
for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Issuer which are both (a) received by the Depositary or the Custodian or its nominee as the holder of the Deposited Securities and
(b) made generally available to the holders of such Deposited Securities by the Issuer.
The Depositary will also, upon written
request, send to Owners of Receipts copies of such reports when furnished by the Issuer pursuant to the Deposit Agreement.

	The Depositary shall keep books for
the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Issuer or a matter related to the Deposit
Agreement or the Receipts.

12.	DIVIDENDS AND
DISTRIBUTIONS.
	Whenever the Depositary receives
any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United
States dollars transferable to the United
States, and subject to the Deposit
Agreement, convert such dividend or
distribution into dollars and shall distribute
(by checks drawn on a bank in the United
States) the amount thus received (net of the fees of the Depositary as provided in
Section 5.9 of the Deposit Agreement, if applicable) to the Owners of Receipts entitled thereto, provided, however, that in the event that the Issuer or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited
Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts evidencing American Depositary
Shares representing such Deposited
Securities shall be reduced accordingly.

	Subject to the provisions of Sections
4.11 and 5.9 of the Deposit Agreement,
whenever the Depositary receives any
distribution other than a distribution
described in Sections 4.1, 4.3 or 4.4 of the Deposit Agreement, the Depositary will cause the securities or property received by it to be distributed to the Owners of Receipts entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Issuer, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in
Section 5.9 of the Deposit Agreement) will be distributed by the Depositary to the Owners of Receipts entitled thereto all in the manner and subject to the conditions described in Section 4.1 of the Deposit
Agreement.  The Depositary may sell, by
public or private sale, an amount of securities or other property it would otherwise distribute under this Article that is sufficient to pay its fees and expenses in respect of that distribution.

	If any distribution consists of a
dividend in, or free distribution of, Shares, the Depositary may and shall if the Issuer shall so request, distribute to the Owners of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit
Agreement with respect to the deposit of Shares and after deduction or upon issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit
Agreement and the payment of the fees and expenses of the Depositary as provided in
Article 7 hereof and Section 5.9 of the
Deposit Agreement (and the Depositary may sell, by public or private sale, an amount of the Shares received sufficient to pay its fees and expenses in respect of that distribution).
The Depositary may withhold any such
distribution of Receipts if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act of 1933 or is exempt from registration under the provisions of such Act. In lieu of delivering
Receipts for fractional American Depositary
Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement. If additional Receipts are not so distributed, each American
Depositary Share shall thenceforth also
represent the additional Shares distributed upon the Deposited Securities represented thereby.

	In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.

	The Depositary shall forward to the
Issuer or its agent such information from its records as the Issuer may reasonably request to enable the Issuer or its agent to file necessary reports with governmental agencies.

13.	CONVERSION OF FOREIGN
CURRENCY.
	Whenever the Depositary shall
receive foreign currency, by way of
dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in
Section 5.9 of the Deposit Agreement.

	If such conversion or distribution can
be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

	If at any time the Depositary shall
determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

	If any such conversion of foreign
currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

14.	RIGHTS.
	In the event that the Issuer shall
offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Issuer, shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or, for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute, to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

	In circumstances in which rights
would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American
Depositary Shares of such Owner under the Deposit Agreement, the Depositary will make such rights available to such Owner upon written notice from the Issuer to the Depositary that (a) the Issuer has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Issuer has determined in its sole discretion are reasonably required under applicable law.

	If the Depositary has distributed
warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Issuer shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to
Section 2.2 of the Deposit Agreement, and shall, pursuant to Section 2.3 of the Deposit
Agreement, execute and deliver Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of this Article, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

	If the Depositary determines in its
discretion that it is not lawful and feasible to make such rights available to all or certain
Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

	The Depositary will not offer rights
to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to Owners or are registered under the provisions of such Act. If an Owner of Receipts requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Issuer upon which the Depositary may rely that such distribution to such Owner is exempt from such registration. The Issuer will have no obligation under the Deposit Agreement to register such rights under the Securities Act of 1933.

	The Depositary shall not be
responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

15.	RECORD DATES.
	Whenever any cash dividend or other
cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American
Depositary Share, or whenever the
Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary shall fix a record date, which date shall be as near as practicable to the record date set by the Issuer, if any, (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (iii) responsible for any fee assessed by the Depositary pursuant to the Deposit Agreement, or (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit
Agreement.

16.	VOTING OF DEPOSITED
SECURITIES.
	Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, if requested in writing by the Issuer, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be in the discretion of the Depositary or as otherwise provided to the Depositary by the Issuer or its agent, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Issuer, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Australian law and of the Issuers Constitution and any other provisions governing Deposited
Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other
Deposited Securities represented by their respective American Depositary Shares and
(c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given (or be deemed given in accordance with the paragraph immediately following this paragraph if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by the Issuer.
Upon the written request of an Owner on
such record date, received on or before the date established by the Depositary for such purpose, (the Instruction Date) the
Depositary shall endeavor, in so far as
practicable, to vote or cause to be voted (or to grant a discretionary proxy to a person designated by the Issuer to vote) the amount of Shares or other Deposited Securities represented by the American Depositary
Shares evidenced by such Receipt in
accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited
Securities, other than in accordance with such instructions.

	If the Depositary does not receive
instructions from an Owner on or before the date established by the Depositary for such purpose, such Owner shall be deemed, and the Depositary shall deem such Owner, to have instructed the Depositary to give a discretionary proxy to a person designated by the Issuer to vote the underlying Shares, provided that no such discretionary proxy shall be deemed given with respect to any matter as to which the Issuer informs the Depositary in writing at the time notice of any meeting or solicitation of consents or proxies is received by the Custodian (and the Issuer agrees to provide such notification) that (i) the Issuer does not wish such proxy given, (ii) substantial opposition exists or (iii) the rights of holders of Shares will be materially and adversely affected.

	There can be no assurance that
Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited
Securities in accordance with the provisions set forth in the preceding paragraph.

17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
	In circumstances where the
provisions of Section 4.3 of the Deposit
Agreement do not apply, upon any change in nominal value, change in par value, splitup, consolidation, redemption, cancellation or any other reclassification of Deposited
Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Issuer or to which it is a party, any securities, cash or property, which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American
Depositary Shares shall thenceforth
represent the new Deposited Securities so received, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may (after consultation with the Issuer, if practicable), and shall if the Issuer shall so request, execute and deliver additional
Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

18.	LIABILITY OF THE ISSUER
AND DEPOSITARY.
	Neither the Depositary nor the
Issuer, nor any of their respective directors, employees, agents or affiliates, shall incur any liability to any Owner or holder of any Receipt, (i) if by reason of any provision of any present or future law or regulation of the United States, Australia or any other country, or of any other governmental or regulatory authority or stock exchange or automated quotation system, or by reason of any provision, present or future, of the Issuers Constitution, or by reason of any provision of any securities issued or distributed by the Issuer (or an offering or distribution thereof), or by reason of any act of God or war or terrorism or other circumstances beyond its control, the
Depositary or the Issuer (or any of their directors, employees, agents or affiliates) shall be prevented, delayed or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed, (ii) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, (iii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit
Agreement, (iv) for the inability of any Owner or holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners or holders or (v) for any special, consequential or punitive damages for any breach of the terms of the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Sections 4.1, 4.2, or
4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Issuer nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Beneficial
Owners, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited
Securities. Neither the Depositary nor the Issuer shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts on behalf of any Owner or holder or any person. Neither the Depositary nor the Issuer shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. The
Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Issuer agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense
(including, but not limited to, any fees and expenses incurred in seeking, enforcing or collecting such indemnity and the fees and expenses of counsel) which may arise out of any registration with the Commission of Receipts, American Depositary Shares or
Deposited Securities or the offer or sale thereof in the United States or out of acts performed or omitted, pursuant to the provisions of or in connection with the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Issuer or any of its directors, employees, agents and affiliates. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.	RESIGNATION AND
REMOVAL OF THE DEPOSITARY.
	The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election so to do delivered to the Issuer, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The
Depositary may at any time be removed by the Issuer by 90 days prior written notice of such removal, to become effective upon the later of (i) the 90th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The
Depositary in its discretion may appoint a substitute or additional custodian or custodians.

20.	AMENDMENT.
	The form of the Receipts and any
provisions of the Deposit Agreement may at any time and from time to time be amended by written agreement between the Issuer and the Depositary without the consent of Owners or Beneficial Owners of Receipts in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding
Receipts. Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit
Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited
Securities represented thereby except in order to comply with mandatory provisions of applicable law.

21.	TERMINATION OF DEPOSIT
AGREEMENT.
	The Depositary shall at any time at
the direction of the Issuer terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Issuer and the Owners of all Receipts then outstanding if at any time 60 days shall have expired after the Depositary shall have delivered to the Issuer a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit
Agreement.  On and after the date of
termination, the Owner of a Receipt, will upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary,
(b) payment of the fee of the Depositary for the surrender of Receipts referred to in
Section 2.5 of the Deposit Agreement, and
(c) payment of any applicable taxes or
governmental charges, be entitled to
delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights or other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges). At any time after the expiration of four months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement, the Issuer shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses of the Deposit Agreement. The obligations of the Depositary under Section
5.8 of the Deposit Agreement shall survive termination of the Deposit Agreement.

22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
	Notwithstanding anything in the
Deposit Agreement or this Receipt to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited
Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General
Instructions to the Form F6 Registration
Statement, as amended from time to time, under the Securities Act of 1933.

23.	DISCLOSURE OF INTERESTS.
	The Issuer may from time to time
request Owners to provide information (a) as to the capacity in which such Owners own or owned American Depositary Shares, (b) regarding the identity of any other persons then or previously interested in such American Depositary Shares and (c) regarding the nature of such interest and various other matters pursuant to applicable law or the Constitution or other such corporate document of the Issuer, all as if such American Depositary Shares were to the extent practicable the underlying Shares.
Each Owner and Beneficial Owner agrees to provide any information requested by the Issuer or the Depositary pursuant to this Section. The Depositary agrees to use reasonable efforts to comply with written instructions received from the Issuer requesting that the Depositary forward any such requests to Owners or to forward to the Issuer any responses to such requests received by the Depositary.

24.	SUBMISSION TO
JURISDICTION
	In the Deposit Agreement, the Issuer
has (i)  appointed Corporation Service
Company, 80 State Street, 6th Floor, Albany,
New York 122072543, as the Issuers
authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited
Securities, the American Depositary Shares, the Receipts or this Agreement, (ii) consented and submitted to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Issuer in any such suit or proceeding.




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